UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 10, 2015

State Bank Financial Corporation
(Exact name of registrant as specified in its charter)

Georgia
(State or other jurisdiction of incorporation)

001-35139	27-1744232
(Commission File Number)	(IRS Employer Identification No.)

3399 Peachtree Road, NE, Suite 1900
Atlanta, Georgia	30326
(Address of principal executive offices)	(Zip Code)

(404) 475-6599
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 10, 2015, State Bank Financial Corporation (the “Company”) announced that the employment relationship between the Company and its subsidiary bank, State Bank and Trust Company (the “Bank” and, together with the Company, “State Bank”), and J. Daniel Speight, Jr., General Counsel to the Company and Secretary and Vice Chairman of the Company and the Bank, will terminate on December 24, 2015 at which time Mr. Speight will resign from the boards of both the Company and the Bank. State Bank and Mr. Speight have entered into an Amended and Restated Employment Agreement dated September 10, 2015 that amends and restates Mr. Speight’s existing employment agreement dated January 1, 2015 (the “Original Agreement”). The Agreement includes the Release and Separation Agreement attached to it (the “Release”).

Under the Agreement, Mr. Speight will continue to receive his current base compensation through December 24, 2015 and will receive his target bonus under the Company’s cash incentive plan for his 2015 performance on or before March 14, 2016. In addition to receiving separation pay similar to that amount payable under his Original Agreement for termination without cause by State Bank, he will receive certain additional benefits payable under a bank owned life insurance policy with a death benefit of up to $2,000,000. The Agreement also provides, with certain limited exceptions, that if State Bank has a change in control or a similar event on or before January 1, 2017, Mr. Speight will receive (a) a payment of $500,000, and (b) the cash equivalent of the 56,000 shares of restricted stock granted to Mr. Speight on February 11, 2015 if the change in control event triggers accelerated vesting under the terms of the restricted stock agreement. Each of these payments and other benefits is specifically conditioned on Mr. Speight entering into the Release following his termination of employment.

In the Release, Mr. Speight will agree not to compete with the State Bank within Bibb, Jones or Houston counties in Georgia, and not to solicit certain customers or employees of State Bank, for 24 months beginning on December 25, 2015. In exchange for those covenants, he will receive (a) a payment of approximately $510,000 on December 25, 2015, and (b) accelerated vesting of the shares of restricted stock he previously received in 2012, 2013 and 2014.

The foregoing description of the Agreement and the Release does not purport to be complete and is qualified in its entirety by reference to the Agreement, including the Release, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 8.01 Other Events

On September 10, 2015, the Company issued a press release announcing the realignment of its executive management responsibilities and reporting structure. A copy of the press release is filed with this Current Report on Form 8-K and is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

 (d) Exhibits

Exhibit No.	Exhibit
10.1	Amended and Restated Employment Agreement dated September 10, 2015, by and among J. Daniel Speight, Jr., State Bank Financial Corporation, and State Bank and Trust Company.
99.1	Press Release dated September 10, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE BANK FINANCIAL CORPORATION

Dated: September 10, 2015	By:	/s/ Joseph W. Evans
Joseph W. Evans
Chief Executive Officer